EXHIBIT  4.3
                                                         [Time and Date Stamp of
                                                               State of Delaware
                                                              Secretary of State

                                                        Division of Corporations
                                                       Filed 09:00 AM 01/12/2000
                                                              001018278-2402791]



                            HYPERDYNAMICS CORPORATION


                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                   OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
                   QUALIFICATIONS, LIMITATIONS, RESTRICTIONS,
                   AND OTHER DISTINGUISHING CHARACTERISTICS OF
                            SERIES A PREFERRED STOCK


     The undersigned President and Secretary of this Corporation hereby certify that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, that five thousand (5,000) of the twenty million (20,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series A Preferred Stock (the "Series A Preferred Stock") and shall possess the rights and privileges set forth below:

       A.     Par  Value,  Stated  Value,  Accretion  Rate,  Purchase  Price and
              ------------------------------------------------------------------
Certificates.
-------------

       1. Each share of Series A Preferred Stock shall have $.001 par value and a stated value (face amount) of One Thousand Dollars ($1,000.00) (the "Stated Value").

       2.     The  Series  A Preferred Stock shall be offered at a purchase price of One  Thousand  Dollars  ($1,000.00)  per  share.

       3. Certificates representing the shares of Series A Preferred Stock purchased shall be issued by the Corporation to the purchasers immediately upon acceptance of the subscriptions to purchase such shares and receipt by the Corporation of the purchase price for such shares.

        b.    Dividends.
              ---------

     1.     Amount  and  Payment  of  Dividend.  Subject  to  the  limitations
            ----------------------------------
hereinafter set forth, the holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of four percent (4%) per annum of the original issue price thereof of One Thousand and No/100 Dollars ($1,000.00) per share, and no more, payable only at the time such shares are converted pursuant to Section D hereof. Such dividends may be paid in cash or in shares of Common Stock of the Corporation as determined by the Corporation in its sole discretion; provided, however, no fractional shares of either security may be issued for dividends, any fractional shares will be rounded to the nearest whole share, and provided further that if any such dividend is paid in whole or in part by shares of Common Stock, the number of shares of such security to be issued as a stock dividend shall be determined by the Market Value (as defined in Section I below) of a share of Common Stock as of the last day of the period for such stock dividend. Any shares of Series A Preferred Stock issued after the date hereof shall accrue dividends from the later of the date of full payment therefor by the purchaser of such shares or issuance thereof by the Corporation.

2.     Cumulative Rights.  To the extent, if any, that dividends at the rate set
       -----------------
forth in Section B(1) above shall not be paid or set apart in full for the Series A Preferred Stock, the aggregate deficiency shall be cumulated and must be fully paid or set apart for payment before any dividends may be paid upon or set apart for the Common Stock of the Corporation or before the Corporation may purchase any of its Common Stock or otherwise make any distribution on account of its Common Stock or any other class of capital stock now or hereafter authorized or issued by the Corporation which ranks on a parity with or junior to the Series A Preferred Stock (other than (i) a dividend payable in Common Stock, or (ii) by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends).

3.     No  Interest on Accrued Dividends.  Any accumulations of dividends on the
       ---------------------------------
Series  A  Preferred  Stock  shall  not  bear  interest.

        C.    Liquidation  Preference.
              -----------------------

        1. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the holders of shares of the Series A Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Corporation with a liquidation preference subordinate to the liquidation preference of the Series A Preferred Stock, an amount per share equal to the Stated Value. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series A Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series A Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.
     2. A merger or consolidation of the Corporation with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation (in whole or in part) of the Corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation

(in  whole  or  in  part),  dissolution,  or  winding-up  of  the  Corporation.

       D.     Conversion  of  Series  A  Preferred  Stock.
              -------------------------------------------

     The holders of Series A Preferred Stock shall have the following conversion rights:

       1.     Right  to  Convert.  When  such  shares  become  convertible  in
               ------------------
accordance with Section D(1) hereof, each share of Series A Preferred Stock shall be convertible at the Conversion Prices set forth below into fully paid and nonassessable shares of Common Stock (sometimes referred to herein as "Conversion Shares").

        2.     Mechanics of Conversion.  Each holder of Series A Preferred Stock
               -----------------------
who desires to convert the same into shares of Common Stock shall provide notice ("Conversion Notice") via facsimile to the Corporation. The original Conversion Notice and the certificate or certificates representing the Series A Preferred Stock for which conversion is elected shall be delivered to the Corporation by international courier, duly endorsed. The date upon which a Conversion Notice is received by the Corporation shall be a "Notice Date." Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send to the holder, via facsimile, a confirmation of receipt of the Conversion notice which shall specify that the Conversion Notice has been received and the name and telephone number of a contact person at the Corporation whom the holder should contact regarding information related to the conversion. The Corporation shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such holder of Series A Preferred Stock at the address of the holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid; provided that the original shares of Series A Preferred Stock to be converted are received by the transfer agent or the Corporation within three (3) business days after the Notice Date and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original certificate(s) representing the shares of Series A Preferred Stock to be converted are not received by the transfer agent or the Corporation within three (3) business days after the Notice Date, the Conversion Notice shall become null and void.

    3.    Lost  or  Stolen  Certificates.  Upon  receipt  by  the Corporation of
          ------------------------------
evidence of the loss, destruction, theft or mutilation of any Series A Preferred Stock certificates (the "Certificates") and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Certificates, if mutilated, the Corporation shall execute and deliver new Series A Preferred Stock Certificates of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost or stolen Series A Preferred Stock Certificates if the holder thereof contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock, in which event the Corporation shall be entitled to rely on an affidavit of loss, destruction or theft of the Series A Preferred Stock Certificate or, in the case of mutilation, tender of the mutilated certificate, and shall issue the Conversion Shares.

    4.    Conversion Dates.  The shares of Series A Preferred Stock shall become
          ----------------
convertible into shares of Common Stock upon the earlier of (i) the effective date of a registration statement covering the Conversion Shares, or (ii) the ninetieth (90th) day after the issuance of each such share of Series A Preferred Stock (referred to as a "Conversion Date").

    5.    Conversion Formula/Conversion Price.  Each share of Series A Preferred
          -----------------------------------
Stock shall be convertible into the number of shares of Common Stock in accordance with the following formula (the "Conversion Formula"):

                                    $1,000.00
                                    ---------
                                Conversion Price
where,


Conversion  Price  =     Average  Price  at  Closing  or  the  Average  Price at
                         Conversion,  whichever  is  less.

Average Price at Closing  =  The five (5)-day average Closing Bid Price for the Corporation's Common Stock on the trading date immediately before the date such Series A Preferred Stock was issued.

Average Price at Conversion  =  Eighty  percent  (80%)  of (that is, a 20%

                                discount to) the five (5)-day average Closing Bid Price for the Corporation's Common Stock immediately before the Conversion Date.

For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock on the NASD Electronic Bulletin Board, or if no longer traded thereon, the closing bid price on the principal national securities exchange on which the Common Stock is so traded.

     6    .    Automatic  Conversion.  Each  share  of  Series A Preferred Stock
               ---------------------
outstanding on January 30, 2002 shall be converted automatically into Common Stock on such date in accordance with the Conversion Formula and the Conversion Price then in effect, and January 30, 2002 shall be deemed to be the Notice Date with respect to such conversion.

     7.   No  Fractional  Shares.  If  any  conversion of the Series A Preferred
          ----------------------
Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, if the aggregate, shall be the next higher number of shares.

      8.  Reservation  of Stock Issuable Upon Conversion.  The Corporation shall
          ----------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     9.    Adjustment  to  Conversion  Price.
          ---------------------------------

     (a) If, prior to the conversion of all shares of Series A Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

     (b) If, prior to the conversion of all shares of Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series A Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares of Series A Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series A Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series A Preferred Stock may be entitled to purchase.

     (c) If any adjustment under this subsection would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

      E.      Voting.  Except  as  otherwise  provided  below or by the Delaware
              ------
General Corporation Law, the holders of the Series A Preferred Stock shall have no voting power whatsoever, and no holder of Series A Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

     Notwithstanding the above, Corporation shall provide holders of the Series A Preferred Stock ("Holders") with notification of any meeting of the shareholders regarding any major corporate events affecting the Corporation. In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holders, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that, under Delaware law, the vote of the Holders, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under Delaware law) shall constitute the approval of such action by the class. To the extent that under Delaware law the Holders are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. The Holders also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

     F.       Protective  Provisions.  So  long  as shares of Series A Preferred
              ----------------------
Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock;
     (b) create any new class or series of stock or issue any capital stock senior to or having a preference over or parity with the Series A Preferred Stock with respect to dividends, payments upon Liquidation (as provided for in Section B of this Designation) or redemption, or increase the number of authorized shares of Series A Preferred Stock or change the Stated Value thereof;

     (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

     (d) enter into a merger in which the Corporation is not the surviving corporation; provided, however, that the provisions of this subparagraph (d) shall not be applicable to any such merger if the authorized capital stock of the surviving corporation immediately after such merger shall include only classes or series of stock for which no such consent or vote would have been required pursuant to this section if such class or series had been authorized by the Corporation immediately prior to such merger or which have the same rights, preferences and limitations and authorized amount as a class or series of stock of the Corporation authorized (with such consent or vote of the Series A Preferred Stock) prior to such merger and continuing as an authorized class or series at the time thereof.

      G.     Status  of  Converted  Stock.  In the event any  shares of Series A
             ----------------------------
Preferred Stock shall be converted as contemplated by this Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Series A Preferred Stock.

      H.    Taxes. All shares of Common Stock issued upon conversion of Series A
            -----
Preferred Stock will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of

Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable. The Corporation shall adjust the amount of dividends paid or accrued so as to indemnify the holders of Preferred Stock against any withholding or similar tax in respect of such dividends.

      I.      Determination  of  Market  Value  of Capital Stock of Corporation.
              -----------------------------------------------------------------
The determination of the per share "Market Value" of Common Stock as set forth in previous Sections shall be determined using the previous five day average closing bid price for the day or, where no sale is made on that day, the average of the closing bid and asked prices for that day on the NASDAQ Stock Market or the OTC Bulletin Board if the securities are at the time listed or quoted thereon, respectively, or, if it is not so listed or quoted, on any other national securities exchange selected by the Corporation on which it is at the time listed. If at the applicable time the Common Stock is quoted on the OTC Bulletin Board, the foregoing calculations shall be based on a Trade and Quote Summary Report from the OTC Bulletin Board Research Service if available, and if not, on any other publicly available data reasonably deemed reliable by the Corporation.


     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions the Delaware General Corporation Law.

Signed  on  December  30,  1999

                                                  HYPERDYNAMICS  CORPORATION
                                                  By:  /s/  Kent  Watts
                                                  Title:  President

                                                  Attest:
                                                  By:  /s/  Lewis  Ball
                                                  Title:  Secretary


      [CORPORATE  SEAL]


THE  STATE  OF  TEXAS       |
COUNTY  OF  HARRIS          |

     BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY  HAND  AND  SEAL of office this 30th day of December 1999.

[Notary  Seal]                                    /s/  Osmeyda  G.  Canales
                                                  NOTARY  PUBLIC  IN  AND  FOR
                                                  THE  STATE  OF  TEXAS

THE  STATE  OF  TEXAS       |
COUNTY  OF  HARRIS          |

     BEFORE ME, the undersigned authority, on this day personally appeared Lewis Ball, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY  HAND  AND  SEAL of office this 30th day of December 1999.

[Notary  Seal]                                    /s/  R.  Pulpan

                                                  NOTARY  PUBLIC  IN  AND  FOR
                                                  THE  STATE  OF  TEXAS